                                  $300,000,000

                          SECOND LIEN CREDIT AGREEMENT

                          DATED AS OF OCTOBER 27, 2004

                                      AMONG

                             AMKOR TECHNOLOGY, INC.
                                   AS BORROWER

                            THE LENDERS PARTY HERETO

                          CITICORP NORTH AMERICA, INC.
                 AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT

       MERRILL LYNCH, PIERCE, FENNER &               JPMORGAN CHASE
             SMITH INCORPORATED                           BANK
            AS SYNDICATION AGENT                 AS DOCUMENTATION AGENT

                          CITIGROUP GLOBAL MARKETS INC.
                              AS SOLE LEAD ARRANGER

                                       AND

  CITIGROUP GLOBAL       MERRILL LYNCH, PIERCE, FENNER &          J.P. MORGAN
    MARKETS INC.               SMITH INCORPORATED               SECURITIES INC.
                              AS JOINT BOOKRUNNERS

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Article I         Definitions, Interpretation And Accounting Terms...............................           1

         Section 1.1       Defined Terms.........................................................           1

         Section 1.2       Computation of Time Periods...........................................          25

         Section 1.3       Accounting Terms and Principles.......................................          25

         Section 1.4       Certain Terms.........................................................          25

Article II        The Facility...................................................................          26

         Section 2.1       Term Loan Commitments.................................................          26

         Section 2.2       Borrowing Procedure...................................................          26

         Section 2.3       Repayment of the Term Loan............................................          27

         Section 2.4       Evidence of Debt......................................................          27

         Section 2.5       Optional Prepayments..................................................          28

         Section 2.6       Mandatory Prepayments.................................................          29

         Section 2.7       Interest..............................................................          30

         Section 2.8       Fees..................................................................          30

         Section 2.9       Payments and Computations.............................................          31

         Section 2.10      Special Provisions Governing Eurodollar Rate Loans....................          32

         Section 2.11      Capital Adequacy......................................................          34

         Section 2.12      Taxes.................................................................          34

Article III       Conditions to the Term Loan....................................................          36

         Section 3.1       Conditions Precedent..................................................          36

         Section 3.2       Determinations of Initial Borrowing Conditions........................          39

         Section 3.3       Certain Collateral Documents to be Delivered after the Closing Date...          39

Article IV        Representations and Warranties.................................................          39

         Section 4.1       Corporate Existence; Compliance with Law..............................          39

         Section 4.2       Corporate Power; Authorization; Enforceable Obligations...............          40

         Section 4.3       Ownership of Subsidiaries.............................................          40

         Section 4.4       Financial Statements..................................................          40

         Section 4.5       Solvency..............................................................          41

         Section 4.6       Litigation............................................................          41

         Section 4.7       Taxes.................................................................          41

         Section 4.8       Full Disclosure.......................................................          41

         Section 4.9       Margin Regulations....................................................          41

         Section 4.10      No Burdensome Restrictions; No Defaults...............................          42

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

         Section 4.11      Investment Company Act; Public Utility Holding Company Act............          42

         Section 4.12      Use of Proceeds.......................................................          42

         Section 4.13      Labor Matters.........................................................          42

         Section 4.14      ERISA.................................................................          42

         Section 4.15      Environmental Matters.................................................          42

         Section 4.16      Title; Real Property; Leased Property.................................          43

         Section 4.17      Permitted Bank Debt and Senior Indebtedness...........................          43

Article V         Covenants......................................................................          43

         Section 5.1       Financial Statement, Reports and other Information....................          43

         Section 5.2       Compliance Certificate................................................          44

         Section 5.3       Taxes.................................................................          45

         Section 5.4       Stay, Extension and Usury Laws........................................          45

         Section 5.5       Restricted Payments...................................................          45

         Section 5.6       Dividend and Other Payment Restrictions Affecting Subsidiaries........          48

         Section 5.7       Incurrence of Indebtedness and Issuance of Preferred Stock............          48

         Section 5.8       Asset Sales...........................................................          51

         Section 5.9       Transactions with Affiliates..........................................          52

         Section 5.10      Liens.................................................................          54

         Section 5.11      Corporate Existence...................................................          54

         Section 5.12      Amendment of Subordination Provisions.................................          54

         Section 5.13      Limitation on Issuances and Sales of Capital Stock in Wholly Owned
                           Subsidiaries .........................................................          55

         Section 5.14      Designation of Restricted and Unrestricted Subsidiaries...............          55

         Section 5.15      Limitation on Sale and Leaseback Transactions.........................          55

         Section 5.16      Merger, Consolidation, or Sale of Assets..............................          55

         Section 5.17      Maintenance of Properties, Etc........................................          56

         Section 5.18      Ledger................................................................          56

         Section 5.19      Pledged Foreign Intercompany Debt.....................................          57

         Section 5.20      Additional Collateral and Guarantees..................................          57

Article VI        Events of Default..............................................................          58

         Section 6.1       Events of Default.....................................................          58

         Section 6.2       Remedies..............................................................          59

Article VII       The Agents.....................................................................          60

         Section 7.1       Authorization and Action..............................................          60

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

         Section 7.2       Agents' Reliance, Etc.................................................          61

         Section 7.3       Posting of Approved Electronic Communications.........................          61

         Section 7.4       The Agents as Lenders.................................................          62

         Section 7.5       Lender Credit Decision................................................          62

         Section 7.6       Indemnification.......................................................          62

         Section 7.7       Successor Administrative Agent or Collateral Agent....................          63

         Section 7.8       Release of Collateral and Subsidiary Guarantors.......................          63

         Section 7.9       Actions by the Collateral Agent.......................................          64

         Section 7.10      Collateral Matters Relating to Related Obligations....................          64

Article VIII      Miscellaneous..................................................................          65

         Section 8.1       Amendments, Waivers, Etc..............................................          65

         Section 8.2       Assignments and Participations........................................          66

         Section 8.3       Costs and Expenses....................................................          68

         Section 8.4       Indemnities...........................................................          69

         Section 8.5       Limitation of Liability...............................................          70

         Section 8.6       Right of Set-off......................................................          71

         Section 8.7       Sharing of Payments, Etc..............................................          71

         Section 8.8       Notices, Etc..........................................................          72

         Section 8.9       No Waiver; Remedies...................................................          73

         Section 8.10      Binding Effect........................................................          73

         Section 8.11      Governing Law.........................................................          74

         Section 8.12      Submission to Jurisdiction; Service of Process........................          74

         Section 8.13      Waiver of Jury Trial..................................................          74

         Section 8.14      Marshaling; Payments Set Aside........................................          74

         Section 8.15      Section Titles........................................................          74

         Section 8.16      Execution in Counterparts.............................................          75

         Section 8.17      Entire Agreement......................................................          75

         Section 8.18      Confidentiality.......................................................          75

Exhibits          ...............................................................................       xxiii


Schedules

           Schedule I        -  Commitments
           Schedule II       -  Lending Offices and Addresses for Notices
           Schedule 3.3      -  Collateral Documents to be Delivered after the
                                Closing Date
           Schedule 4.2      -  Consents

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

           Schedule 4.3      -  Ownership of Subsidiaries
           Schedule 4.6      -  Litigation
           Schedule 4.16(a)  -  Real Property
           Schedule 4.16(b)  -  Leased Property
           Schedule 7.1      -  Existing Indebtedness
           Schedule 7.2      -  Existing Liens

                           EXHIBITS

           Exhibit A         -  Form of Assignment and Acceptance
           Exhibit B         -  Form of Note
           Exhibit C         -  Form of Notice of Borrowing
           Exhibit D         -  Form of Opinion of Counsel for the Loan Parties
           Exhibit E         -  Form of Subsidiary Guaranty
           Exhibit F         -  Form of Pledge and Security Agreement
           Exhibit G         -  Form of Intercreditor Agreement

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            CREDIT AGREEMENT, dated as of October 27, 2004 (this "Agreement"), among AMKOR TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below), CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent"), MERRILL LYNCH, PIERCE, FENNER & SMITH INC. ("Merrill Lynch"), in its capacity as syndication agent for the Lenders (in such capacity, the "Syndication Agent") JPMORGAN CHASE BANK, in its capacity as documentation agent (in such capacity, the "Documentation Agent", and collectively with the Administrative Agent, the Collateral Agent and the Syndication Agent, the "Agents"), CITIGROUP GLOBAL MARKETS INC. ("CGMI"), as sole lead arranger (in such capacity, the "Lead Arranger"), and CGMI, MERRILL LYNCH and J.P. MORGAN SECURITIES INC. as joint bookrunners.

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement, a term loan facility; and

            WHEREAS, the Lenders are willing to make available to the Borrower such term loan facility upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

            SECTION 1.1 DEFINED TERMS.

            As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "5% Convertible Subordinated Notes Indenture" means that certain indenture, dated as of March 22, 2000, between the Borrower and U.S. Bank National Association (formerly State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time in accordance herewith, relating to the Borrower's 5% Convertible Subordinated Notes due 2007.

            "5.75% Convertible Subordinated Notes Indenture" means that certain indenture, dated as of May 25, 2001, between the Borrower and U.S. Bank National Association (formerly State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time in accordance herewith, relating to the Borrower's 5.75% Convertible Subordinated Notes due 2006.

            "7-1/8% Senior Notes Indenture" means that certain indenture, dated as of March 12, 2004, between the Borrower and Wells Fargo Bank, N.A., as trustee, as amended or supplemented from time to time in accordance herewith, relating to the Borrower's 7-1/8% Senior Notes due March 15, 2011.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "7.75% Senior Notes Indenture" means that certain indenture, dated as of May 8, 2003, between the Borrower and U.S. Bank National Association (formerly State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time in accordance herewith, relating to the Borrower's 7.75% Senior Notes due May 15, 2013.

            "9-1/4% Senior Notes Indenture" means that certain indenture, dated as of February 20, 2001, between the Borrower and U.S. Bank National Association (formerly State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time in accordance herewith, relating to the Borrower's 9-1/4% Senior Notes due February 15, 2008.

            "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more, or an agreement, obligation or option to purchase 10% or more, of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

            "Agent Affiliate" has the meaning specified in Section 7.3 (Posting of Approved Electronic Communications).

            "Applicable Margin" means, with respect to (a) the Term Loan as long as it is maintained as a Eurodollar Rate Loan, a rate equal to 4.50% per annum and (b) any Obligation (including the Term Loan to the extent provided in Section 2.10 (Special Provisions Governing Eurodollar Rate Loans)) accruing interest at the Base Rate, a rate equal to 3.50% per annum.

            "Applicable Prepayment Premium" means, with respect to any prepayment of the Term Loan made pursuant to Section 2.5 (Optional Prepayments), a fee calculated as a percentage of the principal amount of the Term Loan so prepaid corresponding to the period following the Closing Date in which such prepayment is made as follows:

                                                      APPLICABLE PREPAYMENT
                     PERIOD                                 PREMIUM
                     ------                           ---------------------
On or after the second anniversary of the
Closing Date and prior to the third anniversary               3.00%.
of the Closing Date:

On or after the third anniversary of the Closing
Date and prior to the fourth anniversary of the               2.00%
Closing Date:

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

On or after the fourth anniversary of the
Closing Date and prior to the fifth anniversary               1.00%
of the Closing Date:

On or after the fifth anniversary of the Closing
Date:                                                         0.00%

            "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Subsidiary Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (x) any Notice of Borrowing, (ii) any notice pursuant to Section 2.5 (Optional Prepayments) and Section 2.6 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions to the Term Loan) or any other condition to Borrowing.

            "Approved Electronic Platform" has the meaning specified in Section
7.3 (Posting of Approved Electronic Communications).

            "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers, advises or manages a Lender.

            "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of December 30, 1998, between the Borrower and Anam Semiconductor, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

            "Asset Sale" has the meaning specified in Section 5.8 (Asset Sales).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

            "AT Korea" means Amkor Technology Korea, Inc., an indirect wholly-owned Subsidiary of the Borrower.

            "AT Korea Bonds" means $385,000,000 of bonds issued by AT Korea to the Borrower on May 11, 1999 and $625,000,000 of bonds issued by AT Korea to the Borrower on May 2, 2000 of which $385,000,000 and $425,000,000, respectively, is outstanding as of the Closing Date.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Attributable Debt" means, in respect of a sale and leaseback transaction involving an operating lease, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following: (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and (c) 0.5% per annum plus the Federal Funds Rate.

            "Base Rate Loan" means the Term Loan during any period in which it bears interest based on the Base Rate pursuant to Section 2.10(b) (Special Provisions Governing Eurodollar Rate Loans).

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

            "Board of Directors" means the board of directors of the Borrower, or any authorized committee of such board of directors.

            "Borrowing" means each borrowing of the Term Loan advanced on the Closing Date by the Lenders, ratably according to their respective Commitments.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Cayman Share Mortgage" means the mortgage in respect of shares in Amkor International Holdings dated as of October , 2004, between Guardian Assets, Inc. and CNAI.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (i) United States dollars or currency of any other sovereign nation in which the Borrower or any Restricted Subsidiary conducts business, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with (a) any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Fitch Individual Rating (formerly Thompson Bank Watch Rating) of "B" or better, or (b) any commercial bank organized under the laws of any foreign country recognized by the United States having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and a Fitch Individual Rating (formerly Thompson Bank Watch Rating) of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition, and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition, provided that the currency of any sovereign nation other than the United States and certificates of deposit, eurodollar time deposits, bankers' acceptances and overnight bank deposits with any commercial bank organized under the laws of a foreign country shall not be considered "Cash Equivalents" for purposes of determining whether an Asset Sale is permitted pursuant to Section 5.8 (Asset Sales).

            "Change of Control" means the occurrence of any of the following:
(i) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Borrower, measured by voting power rather than number of shares, and such percentage represents more than the aggregate

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

percentage of the Voting Stock of the Borrower, measured by voting power rather than number of shares, as to which any Permitted Holder is the Beneficial Owner, or (iii) the first date during any consecutive two year period on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring Voting Stock of the Borrower will be deemed to be a transfer of such portion of Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

            "Citibank" means Citibank, N.A., a national banking association.

            "Closing Date" means the date on which the Term Loan is made.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

            "Collateral Documents" means the Pledge and Security Agreement, Cayman Share Mortgage, the Mortgages, the Korean Collateral Documents, the Intercreditor Agreement and any other document executed and delivered by a Loan Party granting or perfecting a Lien on any of its property to secure payment of the Secured Obligations.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Term Loan Commitment", as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

            "Commodity Account" has the meaning given to such term in the UCC.

            "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP, minus (vi) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Borrower shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, plus (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus (iii) interest actually paid by the Borrower or any Restricted Subsidiary under any Guarantee of Indebtedness of another Person, plus (iv) the product of all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower.

            "Consolidated Interest Expense Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Expense Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Expense Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

calculating the Consolidated Interest Expense Coverage Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "Consolidated Net Assets" means, with respect to any specified Person as of any date, the total assets of such Person as of such date less (i) the total liabilities of such Person as of such date, (ii) the amount of any Disqualified Stock as of such date and (iii) any minority interests reflected on the balance sheet of such Person as of such date.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

            "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

            "Convertible Subordinated Notes" means the Borrower's 5.75% Convertible Subordinated Notes due 2006 issued pursuant to the 5.75% Convertible Subordinated Notes Indenture and the Borrower's 5% Convertible Subordinated Notes due 2007 issued pursuant to the 5% Convertible Subordinated Notes Indenture.

            "Credit Facilities" means, with respect to the Borrower or any Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including the First Lien Credit Agreement.

            "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.5 (Restricted Payments).

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Person" means any "United States person" under and as defined in Section 7701(a)(30) of the Code.

            "Domestic Subsidiary" means a Restricted Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

United States federal income tax purposes; and, in either case, is not owned, directly or indirectly, by an entity that is not described in clauses (i) or
(ii) above.

            "Eligible Assignee" means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 et seq.).

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "ERISA" means the United States Employee Retirement Income Security Act of 1974.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

            "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

            "Eurodollar Rate Loan" means the Term Loan during any Interest Period that it bears interest based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 6.1 (Events of Default).

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral to secure payment of the Obligations of the Borrower or (b) the guaranteeing by such Subsidiary of the Obligations of the Borrower, would, in the good faith judgment of the Borrower based on an analysis reasonably satisfactory to the Administrative Agent, result in materially adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole.

            "Existing Indebtedness" means Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the date of this Agreement, until such amounts are repaid.

            "Excluded Taxes" has the meaning specified in Section 2.12 (Taxes).

            "Facility" means the Commitments and the provisions herein related to the Term Loan.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

            "Fee Letter" shall mean the letter dated as of October , 2004, addressed to the Borrower from CNAI and the Lead Arranger and accepted by the Borrower on October , 2004, with respect to certain fees to be paid from time to time to CNAI and the Lead Arranger.

            "First Lien Agent" means the Administrative Agent as defined in the First Lien Credit Agreement, and its successors an assigns.

            "First Lien Credit Agreement" means the Credit Agreement dated as of June 29, 2004, as amended on the Closing Date and as may be further amended, supplemented or otherwise modified from time to time in accordance herewith and with the other Loan Documents, among the Borrower, the lenders and issuers party thereto, CGMI, as sole lead arranger and sole bookrunner, CNAI, as administrative agent, JPMorgan Chase Bank, as syndication agent, Merrill Lynch, as documentation agent, and J.P. Morgan Securities Inc. and Merrill Lynch, as arrangers.

            "Foreign Subsidiary" means a Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "Foundry Agreement" means that certain Foundry Agreement dated as of January 1, 1998, among the Borrower, its predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), Anam Semiconductor, Inc. and Anam USA, Inc., as

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

the same may be extended or renewed from time to time without alteration of the material terms thereof.

            "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) swap agreements, cap agreements and collar agreements relating to interest rates, commodities or currencies; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodities or currencies

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money,
(ii) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) banker's acceptances, (iv) Capital Lease Obligations, (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (vi) Hedging Obligations, if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. In addition, the amount of any Indebtedness shall also include the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Borrower, any preferred stock of such Restricted Subsidiary.

            "Indemnified Matter" has the meaning specified in Section 8.4 (Indemnities).

            "Indemnitee" has the meaning specified in Section 8.4 (Indemnities).

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Indentures" means the (i) the 9-1/4% Senior Notes Indenture, (ii) the 7-1/8% Senior Notes Indenture, (iii) the 7.75% Senior Notes Indenture, (iv) the Senior Subordinated Notes Indenture, (v) the 5% Convertible Subordinated Notes Indenture, (vi) the 5.75% Convertible Subordinated Notes Indenture, and
(vii) and any other indenture governing the terms of Indebtedness incurred or issued in accordance with this Agreement.

            "Intercreditor Agreement" means, collectively, the intercreditor agreement, substantially in the form of Exhibit G (Form of Intercreditor Agreement) executed by the Administrative Agent, the Collateral Agent, the First Lien Agent, the Borrower and each Subsidiary Guarantor and each other intercreditor agreement entered into from time to time by such parties pursuant to Section 5.10 (Liens).

            "Intellectual Property Rights Licensing Agreement" means that certain Intellectual Property Rights Licensing Agreement to be entered into by and between the Borrower and Anam Semiconductor, Inc. in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

            "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the Closing Date and ending seven days following the Closing Date, (b) then with respect to the following three successive Interest Periods, each period commencing on the last day of the immediately preceding Interest Period and ending seven days thereafter, and (c) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending three months thereafter; provided, however, that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 5.5 (Restricted Payments).

            "IRS" means the Internal Revenue Service of the United States or any successor thereto.

            "Korean Collateral Documents" means (a) the Korean law securities Pledge Agreement dated as of October 27, 2004, among the Borrower, the Collateral Agent and Guardian

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Assets, Inc. granting a Lien on the AT Korea Bonds in favor of the Collateral Agent and the First Lien Agent and (b) each guarantee of the AT Korea Bonds executed by any Subsidiary of the Borrower from time to time.

            "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

            "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

            "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

            "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule II (Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that the term "Lien" shall not include any lease properly classified as an operating lease in accordance with GAAP.

            "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Subsidiary Guaranty, the Fee Letter, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent, the Collateral Agent, or any Lender in connection with or pursuant to any of the foregoing.

            "Loan Party" means each of the Borrower, each Subsidiary Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

            "Material Adverse Change" means any material adverse change in the business, assets, properties, liabilities (actual and contingent), condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), results of operations, business or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

            "Maturity Date" means the sixth anniversary of the Closing Date.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance satisfactory to the Administrative Agent.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "Net Income" means, with respect to any Person, the net income (or loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), (iii) any gain or loss relating to foreign currency translation or exchange, and (iv) any income or loss related to any discontinued operation.

            "Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Permitted Bank Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

            "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Borrowing Procedure).

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any obligation that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise, other than in the form of a Lien on the Equity Interests of an Unrestricted Subsidiary held by the Borrower or any Restricted Subsidiary in favor of any holder of Non-Recourse Debt of such Unrestricted Subsidiary, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Term Loan) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries (other than against the Equity Interests of such Unrestricted Subsidiary, if any).

            "Non-U.S. Lender" means each Lender (or the Administrative Agent or the Collateral Agent) that is a Non-U.S. Person.

            "Non-U.S. Person" means any Person that is not a Domestic Person.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan owing to such Lender.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit C (Form of Notice of Borrowing).

            "Obligations" means the Term Loan and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, the Collateral Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification, present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all fees, interest, charges, expenses, attorneys' fees and disbursements, and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, in form and substance satisfactory to the Administrative Agent.

            "Other Taxes" has the meaning specified in Section 2.15(b) (Taxes).

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Bank Debt" means Indebtedness incurred by the Borrower or any Restricted Subsidiary other than a Foreign Subsidiary pursuant to the Credit Facilities, any Receivables Program, any indenture, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or institutional lenders, and any replacement, extension, renewal, refinancing or refunding thereof, but excluding the Obligations.

            "Permitted Business" means the business of the Borrower and its Subsidiaries, taken as a whole, operated in a manner consistent with past operations, and any business that is reasonably related thereto or supplements such business or is a reasonable extension thereof.

            "Permitted Debt" has the meaning specified in Section 5.7(b) (Incurrence of Indebtedness and Issuance of Preferred Stock).

            "Permitted Holder" means each of James J. Kim and his estate, spouse, siblings, ancestors, heirs and lineal descendants, and spouses of any such persons, the legal representatives

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors or any other Person that is controlled by any of the foregoing.

            "Permitted Investments" means: (i) any Investment in the Borrower or in a Restricted Subsidiary, (ii) any Investment in Cash Equivalents, (iii) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment or in connection with the transaction pursuant to which such Investment is made (a) such Person becomes a Restricted Subsidiary of the Borrower, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.8(Asset Sales), (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower, (vi) any Investment in connection with Hedging Obligations, (vii) any Investments received (a) in satisfaction of judgments, or (b) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding, (viii) Investments in (a) prepaid expenses and negotiable instruments held for collection, (b) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Borrower or any Restricted Subsidiary has determined that collection is not likely), and (c) lease, utility and worker's compensation, performance and other similar deposits arising in the ordinary course of business, (ix) any Strategic Investment; provided that the aggregate amount of all Investments by the Borrower and any Restricted Subsidiaries in Strategic Investments shall not exceed $100,000,000, and (x) Investments purchased or received in exchange for Permitted Investments existing as of the Closing Date or made thereafter; provided that any additional consideration provided by the Borrower or any Restricted Subsidiary in such exchange shall not be permitted pursuant to this clause (x); and provided, further, that such purchased or exchanged Investments shall have a fair market value (as determined by an Officer of the Borrower unless such fair market value exceeds $25,000,000 in which case, as determined by the Board of Directors) equal to or exceeding the Permitted Investments exchanged therefor; provided, further, that, notwithstanding the preceding, any extension of credit or advance by the Borrower or any of its Subsidiaries to a customer or supplier of the Borrower or its Subsidiaries shall not be a Permitted Investment.

            "Permitted Liens" means: (i) Liens on the assets of the Borrower and any Restricted Subsidiary securing Permitted Bank Debt that was permitted by the terms of this Agreement to be incurred and/or securing the Obligations; provided, however, that such Liens securing Permitted Bank Debt shall be "Permitted Liens" pursuant to this clause (i) only if, on the date of incurrence of (x) any Permitted Bank Debt secured by such Liens or (y) any such Lien securing existing Permitted Bank Debt, the outstanding aggregate principal amount of all such Permitted Bank Debt and the Obligations which are secured by such Liens (of any priority), other than Liens referred to in clauses (ii) through (xxi) of this definition, granted by the Borrower and its Restricted Subsidiaries does not exceed, on a pro forma basis after giving effect to such incurrence, the product of 2.25 times the Consolidated Cash Flow for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Bank Debt or such Lien is incurred, (ii) Liens on the assets of any Foreign Subsidiary securing Indebtedness and other obligations under Indebtedness of such Foreign Subsidiary that were permitted by the terms of this Agreement to be incurred, (iii) Liens in favor of the Borrower or any Restricted Subsidiary, (iv) Liens on property

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Restricted Subsidiary, (v) Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower, provided that such Liens were not incurred in contemplation of such acquisition, (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vii) Liens to secure obligations in respect of Indebtedness (including Capital Lease Obligations) permitted by Section 5.7(b)(iv) covering only the assets acquired with such Indebtedness, including accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements or proceeds, if any, related thereto, (viii) Liens existing on the date of this Agreement other than Permitted Bank Debt and the Obligations, (ix) Liens securing obligations of the Borrower and/or any Restricted Subsidiary in respect of any Receivables Program, (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (xi) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, Liens for master's and crew's wages and other similar Liens, in each case which are incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereto, (xii) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance and other types of social security, (xiii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (iv), (v), (vii) and (viii) of this definition; provided that such Liens do not extend to any other property of the Borrower or any Restricted Subsidiary of the Borrower and the principal amount of the Indebtedness secured by such Lien is not increased, (xiv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (xv) Liens securing obligations of the Borrower under Hedging Obligations permitted by Section 5.7(b)(vii)or any collateral for the Indebtedness to which such Hedging Obligations relate, (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, (xvii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (xviii) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business, (xvix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (xx) Liens securing other Indebtedness not exceeding $10,000,000 at any time outstanding, (xxi) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of the Borrower or any Restricted Subsidiary of the Borrower and the principal amount of such Indebtedness secured by such Lien is not increased, and (xxii) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Agreement.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, that if the original maturity date of such Indebtedness is after the Maturity Date, then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Maturity Date, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Term Loan, such Permitted Refinancing Indebtedness has a final maturity date later than the Maturity Date and is subordinated in right of payment to the Term Loan on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

            "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit F (Form of Pledge and Security Agreement), executed by the Borrower and each Subsidiary Guarantor.

            "Pledged Debt Instruments" has the meaning specified in the Pledge and Security Agreement.

            "Pledged Foreign Intercompany Debt " means any Indebtedness of a Foreign Subsidiary which (i) is owed to the Borrower or a Subsidiary Guarantor by such Foreign Subsidiary, (ii) is payable by such Foreign Subsidiary either upon demand or upon acceleration of the Term Loan and (iii) is evidenced by an instrument that is subject to a perfected security interest in favor of the Collateral Agent and/or the Lenders as security for the Secured Obligations, and with respect to which the Administrative Agent shall have received a legal opinion of foreign counsel to the Loan Parties (such counsel to be reasonably acceptable to the Administrative Agent), all of the foregoing to be in form and substance reasonably satisfactory to the Administrative Agent.

            "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

            "Purchasing Lender" has the meaning specified in Section 8.7 (Sharing of Payments, Etc.).

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Qualified Proceeds" means any of the following or any combination of the following: (i) any Cash Equivalents other than (a) currency of any sovereign nation other than the United States and (b) certificates of deposit, eurodollar time deposits, bankers' acceptances and overnight bank deposits with any commercial bank organized under the laws of a foreign country, (ii) any liabilities (as would be shown on the Borrower's or such Restricted Subsidiary's balance sheet if prepared in accordance with GAAP on the date of the corresponding Asset Sale), of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loan) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases or indemnifies the Borrower or such Restricted Subsidiary from further liability, (iii) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received in that conversion), (iv) long-term assets that are used or useful in a Permitted Business, and (v) all or substantially all of the assets of, or a majority of the Voting Stock of, any Permitted Business; provided, however, that in the case of clauses (iv) and (v) above, the Asset Sale transaction shall be with a non-Affiliate and the amount of long-term assets or Voting Stock received in the Asset Sale transaction shall not exceed 10% of the consideration received.

            "Ratable Portion" or "ratably" (other than in the expression "equally and ratably") means, with respect to any Lender, the percentage obtained by dividing (i) the Commitment of such Lender by (ii) the aggregate Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loan by the aggregate Term Loans of all Lenders).

            "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

            "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

            "Receivables Program Assets" means all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or Guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing, and (xi) all proceeds of any of the foregoing.

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Commitments or, after the Closing Date, the principal amount of the aggregate Term Loan then outstanding.

            A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

            "Restricted Investment" means any Investment which is not a Permitted Investment.

            "Restricted Payment" has the meaning specified in Section 5.5 (Restricted Payments).

            "Restricted Subsidiary" of a Person means any Subsidiary of a Person that is not an Unrestricted Subsidiary.

            "SEC" means the Securities and Exchange Commission.

            "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Subsidiary Guaranty and the other Loan Documents to which it is a party.

            "Secured Parties" means the Lenders, the Collateral Agent, the Administrative Agent and any other holder of any Secured Obligation.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Selling Lender" has the meaning specified in Section 8.7 (Sharing of Payments, Etc.).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Subordinated Notes" means the Borrower's 10 1/2% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture.

            "Senior Subordinated Notes Indenture" means that certain indenture between the Borrower and U.S. Bank National Association (formerly State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time, relating to the Senior Subordinated Notes.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof assuming that the Borrower were the "registrant" for purposes of such definition; provided that in no event shall a "Significant Subsidiary" include (i) any direct or indirect Subsidiary of the Borrower created for the primary purpose of facilitating one or more Receivables Programs or holding or purchasing inventory, (ii) any non-operating Subsidiary which does not have any liabilities to Persons other than the Borrower or its Subsidiaries, or (iii) any Unrestricted Subsidiary.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Strategic Investment" means any Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is related, ancillary or complementary to a Permitted Business, and such Investment is determined in good faith by the Board of Directors (or senior officers of the Borrower to whom the Board of Directors has duly delegated the authority to make such a determination), whose determination shall be conclusive and evidenced by a resolution, to promote or significantly benefit the businesses of the Borrower and its Restricted Subsidiaries on the date of such Investment; provided, that, with respect to any Strategic Investment or series of related Strategic Investments involving aggregate consideration in excess of $10,000,000, the Borrower shall deliver to the Administrative Agent a resolution of the Board of Directors of the Borrower set forth in an Officer's Certificate certifying that such Investment qualifies as a Strategic Investment pursuant to this definition.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Subordinated Debt" means any Indebtedness of the Borrower or its Subsidiaries which is subordinated in right of payment to the Obligations or the Subsidiary Guaranty as applicable, including the Senior Subordinated Notes and the Convertible Subordinated Notes.

            "Subsidiary" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Guarantor" means each Subsidiary of the Borrower party to or that becomes party to the Subsidiary Guaranty.

            "Subsidiary Guaranty" means the guaranty, in substantially the form of Exhibit G (Form of Subsidiary Guaranty), executed by the Subsidiary Guarantors.

            "Supply Agreement" means that certain Packaging & Test Services Agreement dated as of January 1, 1998, among the Borrower, its predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), Anam Semiconductor, Inc. and Anam USA, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

            "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 4.7 (Taxes).

            "Taxes" has the meaning specified in Section 2.12(a) (Taxes).

            "Term Loan" has the meaning specified in Section 2.1 (Term Loan Commitments).

            "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "Total Tangible Assets of the Foreign Subsidiaries" means, as of any date, the total assets of all of the Foreign Subsidiaries of the Borrower as of such date less the amount of the intangible assets of the Foreign Subsidiaries of the Borrower as of such date.

            "Transition Services Agreement" means that certain Transition Services Agreement entered into by and between the Borrower and Anam Semiconductor, Inc. in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

            "UCC" has the meaning specified in the Pledge and Security
Agreement.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (iii) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries, and (iv) has at least one director on its board of directors that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be effective upon the Administrative Agent's receipt from the Borrower of a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.14 (Designation of Restricted and Unrestricted Subsidiaries). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 5.7 (Incurrence of Indebtedness and Issuance of Preferred Stock), the Borrower shall be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 5.7 (Incurrence of Indebtedness and Issuance of Preferred Stock), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or similar shares required by law to be held by third parties) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

            "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to

                                       25
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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

            SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES. Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

            SECTION 1.4 CERTAIN TERMS.

            (a) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

            (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below," when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

            (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

            (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

            (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

            (f) The terms "Lender", "Administrative Agent" and "Collateral Agent" include, without limitation, their respective successors.

            (g) Upon the appointment of any successor Administrative Agent or Collateral Agent pursuant to Section 7.7 (Successor Administrative Agent or Collateral Agent), references to CNAI in Section 7.4 (The Agents as Lenders) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent, the Collateral Agent or one of its Affiliates if it so designates, as applicable.

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

                                   ARTICLE II

                                  THE FACILITY

            SECTION 2.1 TERM LOAN COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (with respect to an individual Lender its "Term Loan", and collectively, the "Term Loan" or "Term Loans") in Dollars to the Borrower on the Closing Date, in an amount equal to such Lender's Commitment. Amounts of the Term Loan prepaid may not be reborrowed. The Commitments shall be reduced to zero immediately after the Term Loan Borrowing has been made.

            SECTION 2.2 BORROWING PROCEDURE.

            (a) The Term Loan Borrowing shall be made on the Closing Date following receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the Closing Date. The Notice of Borrowing shall specify
(i) the Closing Date and (ii) the aggregate amount of the proposed Term Loan Borrowing. The Term Loan shall be made as a EuroDollar Rate Loan.

            (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and the applicable interest rate determined pursuant to Section 2.10(a) (Determination of Interest Rate). Each Lender shall, before 11:00 a.m. (New York time) on the Closing Date, make available to the Administrative Agent at its address referred to in Section 8.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 8.1 (Amendments, Waivers, Etc.)) on the Closing Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent) and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Term Loan and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Term Loan. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Term Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

            (d) The failure of any Lender to make on the date specified a Term Loan or any payment required by it (such Lender being a "Non-Funding Lender"), shall not relieve any

                                       27
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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

other Lender of its obligations to make a Term Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or payment required under this Agreement.

            SECTION 2.3 REPAYMENT OF THE TERM LOAN. The Borrower promises to repay the Term Loan in full on the Maturity Date or earlier if required by the terms hereof.

            SECTION 2.4 EVIDENCE OF DEBT.

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (b) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 8.8 (Notices, Etc.) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the Administrative Agent's and each Lender's interest in each Term Loan and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders, (ii) the Commitments of each Lender, (iii) the amount of each Term Loan made and the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, and (v) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable. Notwithstanding anything to the contrary contained in this Agreement, the Term Loan (including the Notes evidencing the Term Loan) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Term Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Term Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.4(b) and Section 8.1 shall be construed so that the Term Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

            (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loan in accordance with the terms hereof. In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice.

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

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            (d) Notwithstanding any other provision of this Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver one or more Notes to such Lender evidencing any Term Loan of such Lender, substantially in the form of Exhibit B (Form of Note).

            SECTION 2.5 OPTIONAL PREPAYMENTS. The Borrower may not, at any time prior to the second anniversary of the Closing Date, prepay the Term Loan in whole or in part. At any time on or after the second anniversary of the Closing Date, the Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loan in whole or in part at any time; provided, however, that (i) the Borrower shall also pay to each Lender on the date of such prepayment a fee equal to the Applicable Prepayment Premium (if any) with respect to such prepayment, (ii) if any such prepayment is made by the Borrower other than on the last day of an Interest Period, the Borrower shall also pay to each Lender on the date of such prepayment any amount owing to such Lender pursuant to Section 2.10(e) (Breakage Costs) and (iii) each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the Borrower giving such notice of prepayment, the principal amount of the Term Loan specified therein to be prepaid shall become due and payable on the date specified therein for such prepayment. The Borrower shall have no right to prepay the principal amount of any Term Loan other than as provided in this
Section 2.5. For the purposes of this Section 2.5, the terms "prepay" and "prepayment" include any repayment of the Term Loan that results from any refinancing or replacement of the Term Loan in whole or in part.

            SECTION 2.6 MANDATORY PREPAYMENTS.

            (a) The Borrower shall apply, with respect to any Asset Sale:

            (I) any Excess Proceeds referred to in Section 5.8(c) (Asset Sales) which in aggregate exceed $10,000,000, in prepayment of the Term Loan at par (without any premium); provided, however that (i) the amount of such proposed prepayment shall be reduced to the extent necessary to permit the Borrower to make a pro rata offer to purchase other Indebtedness of the Borrower which is pari passu with the Term Loan, pursuant to the terms of such other Indebtedness (including any Indenture) to the extent required thereby, (ii) the Borrower shall notify the Administrative Agent within five days of each date on which the aggregate amount of such Excess Proceeds in aggregate exceed $10,000,000 and the amount of such proposed prepayment, and (iii) at the expiration of twenty Business Days following its receipt of such notification, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (c) below) and the Borrower shall, within five Business Days thereafter, apply such amount in prepayment of the Term Loan in accordance with clause (c) below; and

            (II) any Net Proceeds of Asset Sales referred to in Section 5.8(c)(i) (Asset Sales) that are also required, pursuant to the terms of any Permitted Bank Debt that is secured by the Collateral by a Lien having the same or junior priority to the Lien securing the Term Loan, to be applied in a mandatory prepayment of such Permitted Bank Debt, such prepayment of the Term Loan to be in an amount that is pro rata to the amount such mandatory prepayment of Permitted Bank Debt; provided, however, that the Borrower shall notify the Administrative Agent within five days of its receipt of such Net Proceeds required to be applied in mandatory prepayment of

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

such Permitted Bank Debt and the amount of the proposed pro rata prepayment of the Term Loan and (ii) at the expiration of twenty Business Days following its receipt of such notification, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (c) below) and the Borrower shall, within five Business Days thereafter, apply such amount in prepayment of the Term Loan in accordance with clause (c) below

            (b) Upon the occurrence of a Change of Control, the Borrower shall within thirty days of such occurrence notify the Administrative Agent thereof and prepay the Term Loan not later than thirty Business Days following such notification; provided, however that (i) at the expiration of such thirty Business Day period, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (c) below) and the Borrower shall immediately prepay the Term Loan in such amount in accordance with clause (c) below and (ii) the Borrower shall also pay, on the date of such prepayment, to each Lender receiving such prepayment a fee equal to 1.00% of the principal amount of the Term Loan so prepaid to such Lender.

            (c) With respect to any proposed mandatory prepayment of the Term Loan pursuant to clauses (a) or (b) above, any Lender may, at its option, elect not to accept such prepayment (any Lender making such election being a "Declining Lender") as follows: each Declining Lender shall give written notice thereof to the Administrative Agent not later than 10:00 a.m. New York City time on the date which is two Business Days prior to the date on which the Administrative Agent is required to notify the Borrower of the amount of the applicable prepayment pursuant to clause (a) or (b) above. On the date of prepayment, an amount equal to that portion of the Term Loan then to be prepaid (less the amount thereof that would otherwise be payable to Declining Lenders) shall be paid to the Lenders that are not Declining Lenders. In the event that the Administrative Agent has not, with respect to any mandatory prepayment, received a notice from a Lender in accordance with this clause (c), such Lender shall be deemed to have waived its rights under this clause (c) to decline receipt thereof. If any prepayment pursuant to this Section 2.6 is made by the Borrower other than on the last day of an Interest Period, the Borrower shall also pay to each Lender (other than any Declining Lender) on the date of such prepayment any amount owing to such Lender pursuant to Section 2.10(e) (Breakage Costs).

            SECTION 2.7 INTEREST.

            (a) Rate of Interest. The Term Loan and the outstanding principal amount of all other Obligations shall bear interest, in the case of the Term Loan, on the unpaid principal amount thereof from the Closing Date and, in the case of such other principal Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, at a rate per annum equal to the sum of (i) in the case of the Term Loan, the Eurodollar Rate determined for the applicable Interest Period plus the Applicable Margin and (ii) in the case of (x) the Term Loan to the extent required by Section 2.10 (Special Provisions Governing Eurodollar Rate Loans) and (y) each other principal Obligation, the Base Rate in effect from time to time plus the Applicable Margin.

            (b) Interest Payments. (i) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Eurodollar Rate Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Rate Loan and (ii) interest accrued on the amount of all other principal Obligations shall be payable on demand from and after the time such principal Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of the Term Loan, and the amount of all other Obligations then due and payable, shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to the Term Loan or such other Obligations, as applicable, from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

            SECTION 2.8 FEES.

            The Borrower has agreed to pay to the Administrative Agent and the Lead Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

            SECTION 2.9 PAYMENTS AND COMPUTATIONS.

            (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars to the Administrative Agent at its address referred to in Section 8.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (e) or (f) below, as applicable, for the account of their respective Lending Offices; provided, however, that amounts payable pursuant to Section
2.11 (Capital Adequacy), Section 2.12 (Taxes) or Section 2.10(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

            (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

            (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Eurodollar Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

            (e) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (f) below (or required to be applied in accordance with Section 2.6 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Term Loan the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of the Term Loan received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

            (f) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.6 (Mandatory Prepayments) and clause (e) above, but subject to the provisions of the Intercreditor Agreement, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 6.2 (Remedies), shall apply all such payments and all proceeds of Collateral in the following order: (i) first, to pay interest on and then principal of any portion of the Term Loan that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent; (iii) third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders; (iv) fourth, to pay Secured Obligations in respect of any fees then due to the Administrative Agent and the Lenders; (v) fifth, to pay interest then due and payable in respect of the Term Loan; (vi) sixth, to pay or prepay principal amounts on the Term Loan ratably to the aggregate principal amount of the Term Loans; and (vii) seventh, to the ratable payment of all other Secured Obligations; provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent's and each Lender's interest in the aggregate outstanding Secured Obligations described in such clauses. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or by any other Person that is not a Lender. The order of priority set forth in clauses (i), (ii), (iii), and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

            SECTION 2.10 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

            (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be conclusive and binding absent manifest error.

            (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Term Loans for such Interest Period (provided, that, such notification pursuant to this clause (b)(ii) shall be supported by such information as the Administrative Agent or the Borrower may reasonably request, before such notification shall become effective pursuant to this clause (b)), the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

            (c) Increased Costs. If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of (i) imposition of or change in the rate of any Excluded Tax or (ii) imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining the Term Loan as a Eurodollar Rate Loan, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended, and (ii) if the affected Eurodollar Rate Loans are then outstanding, then each such Term Loan shall immediately be converted into a Base Rate

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. Such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

            (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.7 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the Term Loan) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing given by the Borrower,
(ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.6 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender absent manifest error.

            SECTION 2.11 CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

            SECTION 2.12 TAXES.

            (a) Except as otherwise provided in this Section 2.12, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender and the Administrative Agent
(i)(A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed, in each case, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Closing Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance and (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent) and (ii) taxes measured by its net income, and franchise taxes imposed on it and similar taxes imposed, in each case, as a result of a present or former connection (other than by reason of this Agreement) between such Lender or the Administrative Agent (as the case may
be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such taxes referred to in clausaes (i) and (ii) being hereafter referred to as "Excluded Taxes", and such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, other than as a result of any Non U.S. Lender's failure to provide the documents specified in Section 2.12(f) (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions,
(y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

            (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

            (c) Each Loan Party shall, jointly and severally, indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Subsidiary Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.12 shall survive the payment in full of the Obligations.

            (f) (i) Each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

applicable tax treaty, shall (v) on or prior to the Closing Date if such Non-U.S. Lender is a signatory hereto, (w) otherwise, on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender or the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable: (i) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form; (ii) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form; (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE III

                           CONDITIONS TO THE TERM LOAN

            SECTION 3.1 CONDITIONS PRECEDENT.

            The obligation of each Lender to make the Term Loan requested to be made by it on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 8.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

            (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, subject to Section
3.3 (Certain Collateral Documents to be Delivered after the Closing Date):

                  (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note of the Borrower conforming to the requirements set forth herein;

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

                  (ii) the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor;

                  (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with each of the following: (A) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the Closing and the execution of applicable deposit account and securities account control agreements, the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected second priority security interest in the Collateral;

                  (iv) the Cayman Share Mortgage, duly executed by the parties thereto;

                  (v) Mortgages and UCC fixture filings for all of the Real Properties of the Loan Parties identified on Schedule 4.16(a) (Real Property) (except as may be agreed to by the Administrative Agent), together with title policies, surveys, opinion(s) of counsel and other supporting documentation reasonably acceptable to the Administrative Agent;

                  (vi) a Korean law securities Pledge Agreement with respect to the AT Korea Bonds executed by the Borrower together with each Guarantee thereof by certain Subsidiaries of the Borrower;

                  (vii) the Intercreditor Agreement executed by the Loan Parties and the First Lien Agent;

                  (viii) a favorable opinion of (A) Wilson Sonsini Goodrich & Rosati, P.C. counsel to the Loan Parties, in substantially the form of Exhibit F (Form of Opinion of Counsel to Loan Parties), (B) counsel to the Loan Parties in Arizona, North Carolina, Cayman and Korea in each case addressed to the Administrative Agent, the Collateral Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (C) counsel to the Administrative Agent and the Collateral Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

                  (ix) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                  (x) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the articles or certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the articles

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

      or certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (ix) above;

                  (xi) a certificate of an Officer of Borrower to the effect that (A) the condition set forth in Section 3.1(f)(Representations and Warranties) has been satisfied and (B) no litigation not listed on
      Schedule 4.6 (Litigation) shall have been commenced against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

                  (xii) evidence satisfactory to the Administrative Agent that the insurance policies required hereby and by any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and each other Loan Party;

                  (xiii) a certificate of an Officer as to the aggregate principal amount of the AT Korea Bonds outstanding on the Closing Date;

                  (xiv) a certificate of an Officer demonstrating (with calculations in reasonable detail) that the Term Loan and the other Obligations are permitted to be incurred by the Borrower and the other Loan Parties in accordance with the Indentures; and

                  (xv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request;

            (b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lead Arranger, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

            (c) Amendment to the First Lien Credit Agreement. The First Lien Credit Agreement shall have been amended, in form and substance satisfactory to the Administrative Agent, in order to permit the Facility and the transactions contemplated hereby.

            (d) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

            (e) Notice of Borrowing. The Administrative Agent shall have received a duly executed Notice of Borrowing at least three Business Days prior to the Closing Date.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            (f) Representations and Warranties; No Defaults. The following statements shall be true on the Closing Date both before and after giving effect thereto and, in the case of any Term Loan, to the application of the proceeds thereof (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date; and (ii) no Default or Event of Default shall have occurred and be continuing.

            (g) No Legal Impediments. The making of the Term Loan on the Closing Date does not violate any Requirement of Law on the date of or immediately following such Borrowing and is not enjoined, temporarily, preliminarily or permanently.

            (h) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

The submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Term Loan requested therein shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (f) above on the Closing Date.

            SECTION 3.2 DETERMINATIONS OF INITIAL BORROWING CONDITIONS. For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

            SECTION 3.3 CERTAIN COLLATERAL DOCUMENTS TO BE DELIVERED AFTER THE CLOSING DATE. Notwithstanding the provisions of Section 3.1(a) (Certain Documents), the Borrower shall (to the extent not delivered on the Closing Date) deliver to the Administrative Agent not later than the date which is 45 days following the Closing Date (or such later date as the Administrative Agent may agree to), each of the certain Collateral Documents and other items set forth on
Schedule 3.3 (Collateral Documents to be Delivered after the Closing Date), each in form and substance satisfactory to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders and the Administrative Agent, on and as of the Closing Date and after giving effect to the making of the Term Loan on the Closing Date:

            SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, be reasonably expected to have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, be reasonably expected to have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

            SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

            (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby: (i) are within such Loan Party's corporate, limited liability company, partnership or other powers; (ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions to the Term
Loan) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required; (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party, or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and
(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

            (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            SECTION 4.3 OWNERSHIP OF SUBSIDIARIES. Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Capital Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Capital Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

similar right. All of the outstanding Capital Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than Liens in favor of the Secured Parties created pursuant to the Collateral Documents or otherwise permitted by this Agreement), options, warrants, rights of conversion or purchase or any similar rights. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Capital Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Capital Stock of any Person other than such Subsidiaries and Investments permitted by this Agreement.

            SECTION 4.4 FINANCIAL STATEMENTS. The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2003, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PriceWaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2003, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the twelve months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2003, there has been no Material Adverse Change.

            SECTION 4.5 SOLVENCY. Each Loan Party, individually and together with its Subsidiaries, is Solvent.

            SECTION 4.6 LITIGATION. Except as set forth on Schedule 4.6 (Litigation), there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that, in the aggregate, would reasonably be expected to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

            SECTION 4.7 TAXES. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") which, to the knowledge of the Borrower, are required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, and all taxes, charges and other impositions reflected therein, and all material taxes, otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP.

            SECTION 4.8 FULL DISCLOSURE. The information prepared or furnished by or on behalf of any Loan Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents taken as a whole does not contain any untrue statement of a

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material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading; provided, however, that to the extent that any such statement constitutes a projection of future financial performance, such statement is only represented and warranted hereby to have been made in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of the information, exhibit or report, and represented, at the time of delivery, the Borrower's best estimate of such future financial performance.

            SECTION 4.9 MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

            SECTION 4.10 NO BURDENSOME RESTRICTIONS; NO DEFAULTS. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it, other than those defaults which in the aggregate would not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 4.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower nor any Subsidiary of the Borrower is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.12 USE OF PROCEEDS. The proceeds of the Term Loan are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely for working capital and general corporate purposes in compliance with all applicable Requirements of Law.

            SECTION 4.13 LABOR MATTERS. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably expected to have a Material Adverse Effect.

            SECTION 4.14 ERISA. Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect. There has been no, nor is there reasonably expected to occur, any ERISA Event which would be reasonably expected to have a Material Adverse Effect. None of

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the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

            SECTION 4.15 ENVIRONMENTAL MATTERS. The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate would not have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not be reasonably expected to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Part B permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog.

            SECTION 4.16 TITLE; REAL PROPERTY; LEASED PROPERTY. Set forth on
Schedule 4.16(a) is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries in the United States, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents. Set forth on Schedule 4.16 (b) is a complete and accurate list of all leases of real property in the United States under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            SECTION 4.17 PERMITTED BANK DEBT AND SENIOR INDEBTEDNESS. The Term Loan and the other Obligations constitute "Permitted Bank Debt" as defined in the Borrower's Indentures (other than the Indentures with respect to the Convertible Subordinated Notes). The Term Loan and the other Obligations and each Subsidiary Guarantee respectively constitute "Senior Debt" of the Borrower and of such Subsidiary Guarantor for the purposes of the Senior Subordinated Notes Indenture and any other Subordinated Debt, and both "Designated Senior Debt" and "Senior Debt" for the purposes of the Indentures with respect to the Convertible Subordinated Notes.

                                    ARTICLE V

                                    COVENANTS

            The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as the Commitments or any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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                                                    SECOND LIEN CREDIT AGREEMENT
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            SECTION 5.1 FINANCIAL STATEMENT, REPORTS AND OTHER INFORMATION. The
Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

            (a) within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by an Officer of the Borrower as fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

            (b) within 90 days after the end of each fiscal year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's independent public accountants (who shall be a firm of established national reputation);

            (c) whether or not required by the rules and regulations of the SEC, the Borrower shall file with the SEC, if permitted, all of the reports and other information as it would be required to file with the SEC by Sections 13(a) and 15(d) under the Exchange Act as if it were subject thereto. Promptly after the filing thereof, the Borrower shall send the Administrative Agent copies of such reports and other information; and

            (d) the Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any Subsidiary of the Borrower as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

            SECTION 5.2 COMPLIANCE CERTIFICATE.

            (a) The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year of the Borrower, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the Officer signing such certificate with a view to determining whether the Borrower and the other Loan Parties have kept, observed, performed and fulfilled their obligations under this Agreement and the other Loan Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower and each other Loan Party has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement and the other Loan Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower or such Loan Party is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the

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                                                    SECOND LIEN CREDIT AGREEMENT
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principal of or interest, if any, on the Term Loan is prohibited or if such event has occurred, a description of the event and what action the Borrower or such Loan Party is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.1 (Financial Statement, Reports) above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of this Article V (Covenants) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Borrower shall deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

            Any failure of the Borrower to take any action within a period of time explicitly or implicitly required by this Section 5.1 (Financial Statements, Reports, and other Information) or Section 5.2 (Compliance Certificate) shall be deemed cured upon the Borrower taking such action.

            SECTION 5.3 TAXES. The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

            SECTION 5.4 STAY, EXTENSION AND USURY LAWS. The Borrower covenants (to the extent that it may lawfully do so) that it shall not, and that none of the other Loan Parties shall, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Loan Document; and the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            SECTION 5.5 RESTRICTED PAYMENTS.

            (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary of the Borrower), (ii) purchase,

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                                                    SECOND LIEN CREDIT AGREEMENT
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redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower or any Restricted Subsidiary of the Borrower (other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary of the Borrower), (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the Stated Maturity thereof, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

            (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (B) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 5.7(a) (Incurrence of Indebtedness and Issuance of Preferred Stock); and

            (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii) and (ix) of Section 5.5(b) below), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on April 1, 2003 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Borrower since May 8, 2003 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Borrower), plus (iii) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (iv) the amount by which (1) Indebtedness (other than Disqualified Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date is reduced on the Borrower's consolidated balance sheet (if prepared in accordance with GAAP as of the date of determination) and (2) Disqualified Stock of the Borrower issued after the Closing Date (held by any Person other than any Restricted Subsidiary) is reduced (measured with reference to its redemption or repurchase price), in each case, as a result of the conversion or exchange of any such Indebtedness or Disqualified Stock into Equity Interests (other than Disqualified Stock) of the Borrower, less, in each case, any cash distributed by the Borrower upon such conversion or exchange, plus (v) to the extent that any Investment in any Unrestricted Subsidiary that was made after the Closing Date is sold for cash or otherwise liquidated, repaid for cash or such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the lesser of (x) an amount equal to the sum of (I) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

      the Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries, and (II) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, and (y) the remaining amount of the Investment in such Unrestricted Subsidiary which has not been repaid or converted into cash or assets.

            (b) Section 5.5(a) above will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration no Default or Event of Default has occurred and is continuing or would be caused thereby and such payment would have complied with the provisions of this Agreement, (ii) the making of any payment on or with respect to, or in connection with, the redemption, repurchase, retirement, defeasance or other acquisition of, any Indebtedness of the Borrower or any Restricted Subsidiary that is subordinated to the Term Loan or of any Equity Interests of the Borrower or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests (other than Disqualified Stock) of the Borrower or any subordinated Indebtedness of the Borrower; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
(a)(C)(ii) above, (iii) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrower or any Restricted Subsidiary that is subordinated to the Term Loan with the net cash proceeds from the incurrence of Permitted Refinancing Indebtedness, (iv) the payment of any dividend by a Restricted Subsidiary of the Borrower to the holders of its common Capital Stock on a pro rata basis, (v) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower held by any employee of the Borrower or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2,000,000 in any twelve-month period and $10,000,000 in the aggregate, (vi) the making of any payment on or with respect to, or repurchase, redemption, defeasance or other acquisition or retirement for value of the Borrower's 5.75% subordinated convertible notes due 2006 or its 5.0% subordinated convertible notes due 2007 in connection with (A) so long as no Event of Default has occurred and is continuing or would be caused thereby, an optional redemption of such subordinated convertible notes on or after the dates such notes become redeemable, or (B) the honoring by the Borrower of any conversion request into Capital Stock (other than Disqualified Stock) by a holder of the convertible notes or any future convertible notes of the Borrower (including the payment by the Borrower of any cash in lieu of fractional shares) in accordance with their terms, (vii) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of the Borrower,
(viii) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75,000,000, (ix) the repurchase of Equity Interests of the Borrower that may be deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof, (x) any payments to one or more shareholders of the Borrower in connection with settling shareholder obligations for income taxes in respect of tax periods ending prior to the conversion of the Borrower from "S" corporation status to "C" corporation status, (xi) in the case of an Asset Sale, any mandatory offer to repurchase the Senior Subordinated Notes in connection with an Asset Sale after the Borrower has complied with its obligations to the Lenders under Sections 2.6(a) (Mandatory Prepayments) and 5.8 (Asset Sales), and (xii) in the case of a Change of

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Control, any mandatory offer to repurchase the Senior Subordinated Notes in connection with a Change of Control after the Borrower has complied with its obligations to the Lenders under Section 2.6(b) (Mandatory Prepayments).

            (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $1,000,000 but less than $5,000,000 shall be evidenced by an Officers' Certificate which shall be delivered to the Administrative Agent. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $5,000,000 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Administrative Agent. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.5 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

            SECTION 5.6 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date hereof, (ii) this Agreement, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (v) customary non-assignment provisions in leases, licenses and other contracts entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above, (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition, (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (ix) agreements

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                                                    SECOND LIEN CREDIT AGREEMENT
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entered into with respect to Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 5.10 (Liens) that limit the right of the Borrower or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xii) any Receivables Program, and
(xiii) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract.

            SECTION 5.7 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

            (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and any Restricted Subsidiary that is a Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), and the Borrower may issue Disqualified Stock, and any Restricted Subsidiary that is a Subsidiary Guarantor may issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for the Borrower's most recently ended four full fiscal quarters (the "Reference Period") for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Section 5.7(a) above will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Borrower and any Restricted Subsidiary of any Permitted Bank Debt; provided that the aggregate principal amount of all Permitted Bank Debt and the Obligations at any one time outstanding shall not exceed the greater of (x) $100,000,000 plus 85% of the consolidated accounts receivable of the Borrower plus 50% of the consolidated inventory of the Borrower and (y) the product of 2.25 times the Consolidated Cash Flow for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Bank Debt is incurred;

                  (ii) the incurrence by the Borrower and its Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence by the Borrower and each Subsidiary Guarantor of the Obligations;

                  (iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of (a) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrower or any of its Restricted Subsidiaries and (b) Capital Lease Obligations, in an aggregate amount at any time outstanding, including all

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

      Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed the greater of $75,000,000 and 10% of the Borrower's Consolidated Net Assets;

                  (v) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 5.7(a) or clauses (ii), (v),
      (xiii) or (xiv) of this Section 5.7(b);

                  (vi) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that: (a) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is in favor of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations of the Borrower and the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guaranty, as applicable, and (b)(I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Wholly Owned Restricted Subsidiary thereof and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such Hedging Obligation with respect to interest rates does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

                  (viii) the Guarantee by the Borrower or any of the Subsidiary Guarantors or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision of this Section 5.7;

                  (ix) the incurrence by the Borrower's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower that was not permitted by this clause (ix);

                  (x) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

                  (xi) the incurrence of Indebtedness arising from the agreements of the Borrower or a Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

      connection with the disposition of any business, assets or a Subsidiary; provided, however, that: (a) such Indebtedness is not reflected as a liability on the balance sheet of the Borrower or any Restricted Subsidiary of the Borrower, and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

                  (xii) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Borrower as accrued;

                  (xiii) the incurrence of Indebtedness by Foreign Subsidiaries in an amount not to exceed 10% of the Total Tangible Assets of the Foreign Subsidiaries, taken as a whole; and

                  (xiv) the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $50,000,000.

            (c) Indebtedness or preferred stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Borrower (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Borrower or a Restricted Subsidiary of the Borrower shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or a Restricted Subsidiary of the Borrower, as applicable.

            (d) The Borrower will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower unless such Indebtedness is also contractually subordinated in right of payment to the Term Loan on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of any Liens, Guarantees, maturity of payments or structural seniority.

            (e) For purposes of determining compliance with this Section 5.7, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above, or is entitled to be incurred pursuant to Section 5.7(a), the Borrower shall, in its sole discretion, classify or reclassify such item of Indebtedness (or any part thereof) in any manner that complies with this Section 5.7 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 5.7(a). For purposes of determining any particular amount of Indebtedness under this Section 5.7, Guarantees, Liens or obligations in support of letters of

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness. Any increase in the amount of any Indebtedness solely by reason of currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this covenant. Accrual of interest and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.7.

            SECTION 5.8 ASSET SALES.

            (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to (i) sell, lease, convey or otherwise dispose of any assets or rights (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business (provided, that the sale, lease, conveyance or other distribution of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, shall be governed by the provisions of Sections 2.6(b) (Mandatory Prepayments) and 5.16 (Merger, Consolidation and Sale of Assets) and not by Section 5.8(c)), or (ii) with respect to the Borrower, sell Equity Interests in any of its Subsidiaries, or (iii) with respect to the Borrower's Restricted Subsidiaries, issue Equity Interests (each of the foregoing, an "Asset Sale"), unless (x) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration received therefor by the Borrower or such Restricted Subsidiary is in the form of cash or other Qualified Proceeds.

            (b) Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that (a) involves assets having a fair market value of less than $2,000,000 or
(b) results in net proceeds to the Borrower and its Restricted Subsidiaries of less than $2,000,000, (ii) a transfer of assets between or among the Borrower and any Restricted Subsidiary, (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Wholly Owned Restricted Subsidiary, (iv) the sale, lease, conveyance or other disposition of any Receivable Program Assets by the Borrower or any Restricted Subsidiary in connection with a Receivables Program, (v) the sale, lease, conveyance or other disposition of any inventory, receivables or other current assets by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (vi) the granting of a Permitted Lien, (vii) the licensing by the Borrower or any Restricted Subsidiary of intellectual property in the ordinary course of business or on commercially reasonable terms, (viii) the sale, lease, conveyance or other disposition of obsolete or worn out equipment or equipment no longer useful in the Borrower's business, and (ix) the making or liquidating of any Restricted Payment or Permitted Investment that is permitted by Section
5.5 (Restricted Payments).

            (c) Within 365 days after the receipt of any Net Proceeds from any Asset Sale, the Borrower (or such Restricted Subsidiary) may apply such Net Proceeds from such Asset Sale, at its option, either (i) to repay Permitted Bank Debt or, in accordance with Section 2.5 (Optional Prepayments), the Term Loan, and if such Permitted Bank Debt is revolving debt, to effect a corresponding commitment reduction thereunder; provided, however, that in the event that any Permitted Bank Debt is secured by the Collateral by a Lien having the same or junior priority to the Lien securing the Term Loan, then to the extent that such Permitted Bank Debt requires a mandatory prepayment thereof with any such Net Proceeds from Assets Sales, then the Borrower shall apply such Net Proceeds to the extent required by Section 2.6(a)(II) (Mandatory Prepayments), (ii) to acquire all or substantially all of the assets of, or a majority of the Voting

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Stock of, another Permitted Business, (iii) to make a capital expenditure, or
(iv) to acquire any other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Borrower (or such Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." The Borrower shall apply such Excess Proceeds to the extent required by Section 2.6(a)(I) (Mandatory Prepayments), and following such application, the amount of Excess Proceeds will be deemed to be reset at zero.

            SECTION 5.9 TRANSACTIONS WITH AFFILIATES.

            (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless (A) such Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person, and (B) the Borrower delivers to the Administrative Agent (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one), and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (x) the Borrower and its Restricted Subsidiaries may enter into Affiliate Transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and may amend, modify and supplement such agreements from time to time, so long as the Borrower shall have determined that any such amendment, modification or supplement will not have a material adverse economic effect on the Borrower and its Subsidiaries, taken as a whole, and (y) the Borrower and its Restricted Subsidiaries may only enter into transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and amend, modify and supplement such agreements from time to time, in circumstances in which clause (x) is not applicable, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided, further, that in the case of both clauses (x) and (y), the Borrower shall deliver to the Administrative Agent within 30 days of such transaction, amendment, modification or supplement an Officers' Certificate (1) describing the transaction, amendment, modification or supplement approved, (2) in the case of transactions, amendments, modifications and supplements to which clause (x) is applicable, setting forth the determination of the Borrower required pursuant to clause (x), and (3) in the case of transactions, amendments, modifications and supplements to which clause
(y) is applicable, attaching a resolution of the Board of Directors certifying that such Affiliate Transaction complies with this covenant.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.9(a):

            (i) any employment agreement or arrangement entered into by the Borrower or any of its Restricted Subsidiaries or any employee benefit plan available to employees of the Borrower and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Borrower or such Restricted Subsidiary;

            (ii) Affiliate Transactions between or among the Borrower and/or its Restricted Subsidiaries;

            (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Borrower and indemnity provided on behalf of officers, directors and employees of the Borrower or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Borrower;

            (iv) any Affiliate Transactions pursuant to which the Borrower makes short-term advances or otherwise makes short-term loans to Anam Semiconductor, Inc., which advances or loans are to be repaid by Anam Semiconductor, Inc. (i) within three months from the date of such advance or loan and (ii) by offsets by the Borrower of amounts payable by the Borrower to Anam Semiconductor, Inc. pursuant to the Supply Agreement, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided that the total amount of such advances and loans outstanding at any one time shall not exceed $50,000,000; and

            (v) any Restricted Payments that are permitted by Section 5.5 (Restricted Payments.).

            (c) For purposes of this Section 5.9, any transaction or series of related Affiliate Transactions between the Borrower or any Restricted Subsidiary and an Affiliate that is approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one to utilize this method of approval) and evidenced by a board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and thus shall be permitted under this Section 5.9.

            SECTION 5.10 LIENS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, other than Permitted Liens, provided, however, that any such Lien on the Collateral securing Permitted Bank Debt shall be subject to an intercreditor agreement which contains substantially similar terms to Exhibit G (Form of Intercreditor Agreement), or otherwise is in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent and the Collateral Agent agree, and are hereby authorized by each Lender, following a request from the Borrower in connection with the incurrence of any Permitted Bank Debt, to enter into one or more Intercreditor Agreements from time to time which meet the requirements of this Section 5.10; provided, however, that the Borrower shall provide to the Administrative Agent such legal

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

opinions and other documentation (each in form and substance satisfactory to the Administrative Agent) in connection therewith as the Administrative Agent may reasonably request.

            SECTION 5.11 CORPORATE EXISTENCE. Subject to Section 5.16 (Merger, Consolidation, or Sale of Assets), the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

            SECTION 5.12 AMENDMENT OF SUBORDINATION PROVISIONS. The Borrower will not amend, modify or alter the terms of the Senior Subordinated Notes Indenture or any other Subordinated Debt in any way that will (i) increase the rate of or change the time for payment of interest on any Subordinated Debt,
(ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Debt, (iii) alter the redemption provisions or the price or terms at which the Borrower is required to offer to purchase any Subordinated Debt, or (iv) amend the subordination provisions of any Subordinated Debt (including Article 10 of the Senior Subordinated Notes Indenture).

            SECTION 5.13 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK IN WHOLLY OWNED SUBSIDIARIES. The Borrower (a) shall not, and shall not permit any of Wholly Owned Restricted Subsidiaries of the Borrower to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Borrower to any Person (other than the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary or immediately following such transfer, conveyance, sale, lease or other disposition, the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 5.8 (Asset Sales), and (b) shall not permit any Wholly Owned Restricted Subsidiary of the Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower unless immediately following such issuance the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary.

            SECTION 5.14 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as such designation would not cause a Default or Event of Default hereunder. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 5.5(a) (Restricted Payments) or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

            SECTION 5.15 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Borrower or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction (if the lease is in the nature of an operating lease, otherwise the amount of Indebtedness) under the Consolidated Interest Expense Coverage Ratio test in Section 5.7(a) (Incurrence of Indebtedness and Issuance of Preferred Stock), and (ii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with,
Section 5.8 (Asset Sales).

            (b) The restrictions in Section 5.15(a) shall not apply to any sale and leaseback transaction if (i) the transaction is solely between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries, or (ii) the sale and leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction.

            SECTION 5.16 MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            (a) The Borrower shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless (i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Borrower under this Agreement and the other Loan Documents in a manner reasonably satisfactory to the Administrative Agent,
(iii) immediately after such transaction no Default or Event of Default exists,
(iv) except in the case of the amalgamation, consolidation or merger of the Borrower with or into a Wholly Owned Restricted Subsidiary or with or into any Person solely for the purpose of effecting a change in the state of incorporation of the Borrower, the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in Section 5.7(a) (Incurrence of Indebtedness and Issuance of Preferred Stock.), and (v) the Borrower shall have delivered to the Administrative Agent an Officers' Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this Agreement. In addition, the Borrower shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this
Section 5.16 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets by the Borrower to any of its Wholly Owned Restricted Subsidiaries.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 5.16(a) above, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Loan Documents referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Term Loan and the other Obligations except in the case of a sale of all of the Borrower's assets that meets the requirements of Section 5.16(a) above.

            (c) The Borrower shall not permit, except in connection with the sale or other disposition in accordance with this Agreement of all the assets or all the Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Borrower, any Subsidiary Guarantor to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Borrower) unconditionally assumes all the obligations of such Subsidiary Guarantor pursuant the Subsidiary Guaranty and the other Loan Documents and (ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred which is continuing.

            SECTION 5.17 MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.18 LEDGER. The Borrower shall maintain or cause to be maintained at its address specified in Section 8.8(Notices) an accurate ledger as evidence of all intercompany Indebtedness outstanding among any of the Borrower and its Subsidiaries from time to time.

            SECTION 5.19 PLEDGED FOREIGN INTERCOMPANY DEBT. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Borrower shall ensure that, at all times (i) the aggregate principal amount outstanding of Pledged Foreign Intercompany Debt is not less than the product of 1.25 times the aggregate principal amount outstanding of (x) the Obligations and (y) all Permitted Bank Debt which is secured by a Lien on the Pledged Foreign Intercompany Debt, and (ii) each Guarantee of any Pledged Foreign Intercompany Debt given by the Borrower's Subsidiaries shall at all times remain in full force and effect (except with respect to any such Subsidiary all the Capital Stock of which has been disposed of pursuant to an Asset Sale permitted by this Agreement); provided, however, that with respect to any calculation made pursuant to clause (i) above, (A) there shall be excluded from such calculation any Pledged Foreign Intercompany Debt which is owed by a Foreign Subsidiary of the Borrower that, at the time of such calculation, is not Solvent (provided, that for the purposes of making such solvency determination with respect to any such Foreign Subsidiary of the Borrower that is not a Significant Subsidiary, such Foreign Subsidiary's ordinary course dealings and past practices with its Affiliates in connection with the conduct of its business shall be taken into account) or is subject to any bankruptcy or other similar event of the type described in Sections 6.1(f) or (g)

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(Events of Default), and (B) the amount of such Pledged Foreign Intercompany
Debt which is owed by any Foreign Subsidiary shall be deemed reduced to the extent that such Pledged Foreign Intercompany Debt is subject to a right of set-off or counterclaim by such Foreign Subsidiary

            SECTION 5.20 ADDITIONAL COLLATERAL AND GUARANTEES. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become wholly-owned Subsidiaries of any Loan Party after the Closing Date), the Borrower agrees promptly to do, or cause each of its Subsidiaries to do, each of the following, unless otherwise agreed by the Administrative Agent, subject to the terms of the Intercreditor Agreement:

            (a) deliver to the Administrative Agent such duly executed supplements and amendments to the Subsidiary Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that each Domestic Subsidiary that is a wholly-owned Subsidiary of the Borrower (other than any other Domestic Subsidiary which has total assets of less than $10,000 and which, when taken together with all other wholly-owned Subsidiaries that are Domestic Subsidiaries but are not Subsidiary Guarantors, have total assets not exceeding $30,000 in the aggregate) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; provided, however, in no event shall any Foreign Subsidiary be required to guaranty the payment of the Obligations;

            (b) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to (i) effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable second-priority security interest in the Capital Stock and Stock Equivalents and other debt Securities of any Subsidiary of the Borrower that are owned by the Borrower or any of its Subsidiaries and requested to be pledged by the Administrative Agent and (ii) effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable second-priority security interest in all property interests and other assets of any Loan Party; provided, however, in no event shall (x) any Loan Party or any of its Subsidiaries be required to pledge in excess of 66% of the outstanding Voting Stock of any Foreign Subsidiary or (y) any assets of any Foreign Subsidiary be required to be pledged, unless the Borrower and the Administrative Agent otherwise agree;

            (c) subject to the requirements of the Intercreditor Agreement, deliver to the Administrative Agent all certificates, instruments and other documents being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to this Section 5.20, together with undated stock powers endorsed in blank or endorsements in blank, as applicable, in each case executed and delivered by an Officer of such Loan Party or such Subsidiary thereof, as the case may be;

            (d) take such other actions necessary or advisable to ensure the validity or continuing validity of the Guarantees required to be given pursuant to this Section 5.20 or to create, maintain or perfect the security interest required to be granted pursuant to this Section 5.20, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent;

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            (e) if requested by the Administrative Agent, deliver to the
Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent;

            (f) to the extent not previously delivered to the Administrative Agent, upon written request of the Administrative Agent, the Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 45 days after receipt of such notice (or, if such notice is given by the Administrative Agent prior to the acquisition of such Real Property or Lease, immediately upon such acquisition), a Mortgage on any Real Property or Lease of the Borrower or such Subsidiary Guarantor, together with title policies, surveys, opinion(s) of counsel and other supporting documentation reasonably acceptable to the Administrative Agent; and

            (g) With respect to any Pledged Foreign Intercompany Debt used in the calculation set forth in Section 5.19 (Pledged Foreign Intercompany Debt), to the extent not previously delivered to the Administrative Agent, the Borrower shall ensure that the Administrative Agent shall have received a Guarantee of such Pledged Foreign Intercompany Debt from each Foreign Subsidiary together with such supporting documentation (including legal opinions) as the Administrative Agent may reasonably request (each such Guarantee and supporting documentation to be in form and substance reasonably satisfactory to the Administrative Agent); provided however that no such Guarantee shall be required
(i) to the extent that it would not be permitted pursuant to any applicable Requirement of Law or (ii) with respect to any Foreign Subsidiary having total assets which are less than $10,000,000; provided, further, that (i) to the extent that the foregoing Guarantees and supporting documentation have not been delivered to the Administrative Agent on the Closing Date, they shall be delivered to the Administrative Agent within 90 days following the Closing Date (or such later date as the Administrative Agent may agree), and (ii) in the event that the Borrower acquires a Foreign Subsidiary following the Closing Date, the foregoing Guarantees and supporting documentation to the extent required pursuant to this paragraph (g) with respect to such Foreign Subsidiary, shall be delivered to the Administrative Agent within 90 days following the date of such acquisition (or such later date as the Administrative Agent may agree).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

            (a) the Borrower shall fail to pay any principal of the Term Loan when the same becomes due and payable; or

            (b) the Borrower or any other Loan Party shall fail to pay any interest on any Term Loan, any fee under any of the Loan Documents or any other Obligation and such non-payment continues for a period of thirty days after the due date therefor; or

            (c) the Borrower or any Loan Party fails to observe or perform any covenant or other agreement in this Agreement or the other Loan Documents for 60 days after notice to the Borrower by the Administrative Agent, or any representation warranty made by the

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Borrower or any other Loan Party in any Loan Document is not true and correct in all material respects when made; or

            (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of such Indebtedness at the Stated Maturity thereof or
(ii) results in the acceleration of such Indebtedness prior to the Stated Maturity thereof, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10,000,000 or more; or

            (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000 (other than amounts covered by insurance); or

            (f) within the meaning of Bankruptcy Law, the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case, (ii) appoints a custodian of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

            (h) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

            (i) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected Lien having the priority specified in the Intercreditor Agreement, or any Loan Party shall so state in writing.

            SECTION 6.2 REMEDIES. During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the

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Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make the Term Loan shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Term Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Term Loan, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 6.1(f) or (g) (Events of Default), (x) the Commitments of each Lender to make the Term Loan shall each automatically be terminated and (y) the Term Loan, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, subject to the Intercreditor Agreement, the Administrative Agent and, as directed by the Administrative Agent in accordance with Section 7.9 (Actions by the Administrative Agent), the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                                   ARTICLE VII

                                   THE AGENTS

            SECTION 7.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints CNAI as the Administrative Agent and the Collateral Agent hereunder and each Lender authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as applicable, under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to execute and deliver, and to perform its respective obligations under, each of the Loan Documents to which it is a party, to exercise all rights, powers and remedies that the Administrative Agent or the Collateral Agent, as applicable, may have under such Loan Documents and, in the case of the Collateral Agent with respect to the Collateral Documents, to act as agent for the Lenders and the other Secured Parties under such Collateral Documents. Each Lender hereby appoints (i) Merrill Lynch Capital Corporation as Syndication Agent and (ii) JPMorgan Chase Bank as Documentation Agent, and hereby authorizes each of them to act in their respective capacity on behalf of such Lender in accordance with the terms of this Agreement and the other Loan Documents. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent and the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent and the Collateral Agent shall not be required to take any action that (i) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent and the Collateral Agent each agree to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents. In performing its functions and duties hereunder and under the other

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Loan Documents, each of the Administrative Agent and the Collateral Agent is acting solely on behalf of the Lenders except to the limited extent provided in
Section 2.4(b), and its duties are entirely administrative in nature. Neither Administrative Agent nor the Collateral Agent assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. The Administrative Agent and the Collateral Agent may perform any of its duties under any Loan Document by or through its agents or employees. The Lead Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity. Notwithstanding anything to the contrary contained in this Agreement, each of the Documentation Agent and the Syndication Agent is designated as "Documentation Agent" or "Syndication Agent", as the case may be, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party or any Lender and shall have no rights (separate from any rights it may have in the event that it becomes a Lender pursuant to Section 8.2(Assignments and Participations)) except as expressly provided in this Agreement.

            SECTION 7.2 AGENTS' RELIANCE, ETC. None of the Administrative Agent, the Collateral Agent, nor any of their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and the Collateral Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 2.4 (Evidence of Debt), (b) may rely on the Register to the extent set forth in Section 8.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.3 POSTING OF APPROVED ELECTRONIC COMMUNICATIONS. Each of the Lenders and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent and the Collateral Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic

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platform chosen by the Administrative Agent and the Collateral Agent to be their electronic transmission system (the "Approved Electronic Platform"). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent and the Collateral Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees, and the Borrower shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, and the Borrower hereby approves, and the Borrower shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution. The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Administrative Agent, the Collateral Agent or any of their respective Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No Warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the agent affiliates in connection with the approved electronic communications or the approved electronic platform. Each of the Lenders, and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent and the Collateral Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's and the Collateral Agent's generally-applicable document retention procedures and policies.

            SECTION 7.4 THE AGENTS AS LENDERS. With respect to its Ratable Portion, each Agent that is a Lender shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Each Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as Agent.

            SECTION 7.5 LENDER CREDIT DECISION. Each Lender acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Term Loan. Each Lender also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time,

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continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

            SECTION 7.6 INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent, the Collateral Agent and each of their respective Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent, the Collateral Agent or any of their respective Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent or the Collateral Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Collateral Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent or the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

            SECTION 7.7 SUCCESSOR ADMINISTRATIVE AGENT OR COLLATERAL AGENT. The Administrative Agent or the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent or as Collateral Agent by a successor Collateral Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the applicable retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent's resignation hereunder as Administrative Agent or Collateral Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Administrative Agent or Collateral Agent, as applicable, under the Loan Documents. After such resignation, any retiring Agent shall continue to have the benefit of this Article VII as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents. If no Person has accepted the appointment as successor Administrative Agent or successor Collateral Agent as provided above, the Requisite Lenders shall succeed to, and

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become vested with, all the rights, powers, privileges and duties of, the applicable retiring Agent effective upon its resignation.

            SECTION 7.8 RELEASE OF COLLATERAL AND SUBSIDIARY GUARANTORS. Each of the Lenders hereby consents to the release and hereby directs the Administrative Agent and the Collateral Agent to release (or subordinate, if applicable):

            (a) any Lien held by the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Intercreditor Agreement; and

            (b) any Lien held by the Collateral Agent for the benefit of the Lenders against any of the following: (i) all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of the Term Loan and all other Obligations that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to an Asset Sale or purchase-money or equivalent Lien; (iii) any part of the Collateral sold or disposed of by a Loan Party permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement and, where such Asset Sale, or other permitted sale or disposition is of a Subsidiary Guarantor (except any such sale or disposition made to the Borrower or a Subsidiary of the Borrower), each of the Lenders authorizes the Administrative Agent and the Collateral Agent to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty upon the consummation of such sale or disposition.

            Each of the Lenders and the Administrative Agent hereby direct the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.8 promptly upon the effectiveness of any such release.

            SECTION 7.9 ACTIONS BY THE COLLATERAL AGENT. The Collateral Agent shall take, or refrain from taking, any action as directed in writing by the Administrative Agent. Notwithstanding anything to the contrary provided herein or in the Collateral Documents, the Collateral Agent shall not be obligated to take, or refrain from taking, any action (i) to the extent the Collateral Agent has received a written advice from its counsel that such action is in conflict with any applicable law, Collateral Document or order of any Governmental Authority or (ii) with respect to which the Collateral Agent, in its reasonable judgment, has not received adequate security or indemnity hereunder or under the Collateral Documents. Nothing in this Section 7.9 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action which is deemed proper by the Collateral Agent under the Collateral Documents and which it believes in good faith is not inconsistent with any direction of the Administrative Agent delivered pursuant to this Section 7.9; provided, however, the Collateral Agent shall not be under any obligation to take any discretionary action under the provisions of this Agreement or any other Collateral Document unless so directed by the Administrative Agent. The Collateral Agent shall be obliged to perform only such duties as are specifically set forth in this Agreement or any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any Collateral Document against the Collateral Agent. The Collateral Agent shall, upon receipt of any written direction pursuant to this Section 7.9, exercise the rights and powers vested in it by any Collateral Document with respect to such direction, and the Collateral Agent shall not be liable with respect to any action taken or omitted in accordance with such direction. If the Collateral Agent shall seek directions from the Administrative Agent or the Lenders with respect to any action under any Collateral Document, the Collateral Agent shall not be required to take, or refrain from taking, such action until it shall have received such direction. The Collateral

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                                                          AMKOR TECHNOLOGY, INC.

Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as with similar property for its own account. The powers conferred on the Collateral Agent hereunder and under the Collateral Documents are solely to protect the Collateral Agent's interest in the Collateral (for itself and for the benefit of the Secured Parties) and, except as expressly set forth herein, shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers at the direction of the Administrative Agent, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to any Secured Party or any Loan Party for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

            SECTION 7.10 COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation owed to Persons other than the Administrative Agent, the Collateral Agent and the Lenders (collectively, "Related Obligations") solely on the condition and understanding, as among the Collateral Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Subsidiary Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Subsidiary Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation,
(c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent, the Collateral Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Term Loan and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and
(e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except to the extent provided in Section 8.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 8.7 (Sharing of Payments, Etc.).

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                                                          AMKOR TECHNOLOGY, INC.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.1 AMENDMENTS, WAIVERS, ETC.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following: (i) waive any condition specified in Section 3.1 (Conditions Precedent) except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1(Conditions Precedent), subject to the provisions of
Section 3.2 (Determinations of Initial Borrowing Conditions); (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;
(iii) extend the scheduled final maturity of any Term Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Term Loan or fees owing to such Lender (it being understood that Section 2.6 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment); (iv) reduce the principal amount of any Term Loan owing to such Lender (other than by the payment or prepayment thereof); (v) reduce the rate of interest on any Term Loan outstanding and owing to such Lender or any fee payable hereunder to such Lender; (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;
(vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder; (viii) release all or substantially all of the Collateral except as provided in Section 7.8 (Release of Collateral) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty except in connection with the sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or (ix) amend Section 7.8 (Release of Collateral), Section
8.7 (Sharing of Payments, Etc.), this Section 8.1 or either definition of the terms "Requisite Lenders" or "Ratable Portion"; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement or any other Loan Document (x) to cure any typographical error, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender,
(y) to provide for the assumption of the Borrower's obligations under the Loan Documents by a successor to the Borrower pursuant to Section 5.17 (Merger, Consolidation, or Sale of Assets) or (z) to make any change that would provide additional rights or benefits to the Lenders or that would not adversely affect the legal rights of any Lender under the Loan Documents.

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                                                    SECOND LIEN CREDIT AGREEMENT
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            (b) The Administrative Agent and the Collateral Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances..

            SECTION 8.2 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loan); provided, however, that (i) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (ii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under
Section 2.11 (Capital Adequacy) or Section 2.12 (Taxes) to the Eligible Assignee any payment in excess of the amount that Borrower would have been obligated to pay to such assigning Lender in respect of such interest had such assignment not been made.

            (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender's Term Loan is evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the Notes (if any) corresponding to the Term Loan assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

            (c) The Administrative Agent shall maintain at its address referred to in Section 8.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and the Commitment of each Lender or, as applicable, the principal amount of the Term Loan owing to each Lender from time to time. Any assignment pursuant to this Section 8.1 shall not be effective until such assignment is recorded in the Register.

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                                                          AMKOR TECHNOLOGY, INC.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Term Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained the Commitment or Term Loan hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitment and Term Loan retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B (Form of Note).

            (e) In addition to the other assignment rights provided in this
Section 8.1, each Lender may pledge or assign as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loan), to (i) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and
(ii) without consent of the Administrative Agent or the Borrower, any holder of, or trustee, collateral agent, or collateral administrator for the benefit of, the holders of such Lender's Securities; provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

            (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section
7.8 (Release of Collateral). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.11 (Capital Adequacy) and 2.12 (Taxes) and of Section 2.10(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.11 (Capital Adequacy), 2.12 (Taxes) or 2.10(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

            SECTION 8.3 COSTS AND EXPENSES.

            (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent and the Collateral Agent for, all of its respective reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's and the Collateral Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers and insurance advisors, and other consultants and agents) incurred by the Administrative Agent or the Collateral Agent in connection with any of the following: (i) such Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to the Term Loan)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Term Loan hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Term Loan, including consultation with attorneys in connection therewith and with respect to the each such Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which either such Agent is served or deposition or other proceeding in which the either such Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

            (b) The Borrower further agrees to pay or reimburse the each Agent and each Lender upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by such Agent or such Lender in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            SECTION 8.4 INDEMNITIES.

            (a) The Borrower agrees to indemnify and hold harmless each Agent, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to the Term Loan) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Term Loan or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any liability under this Section 8.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries,
(iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, the Collateral Agent, any Lender, or the Administrative Agent, the Collateral Agent, or any Lender having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, the Collateral Agent, such Lender or any agent on behalf of the Administrative Agent, the Collateral Agent or such Lender.

            (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent and the Lenders for, and hold the Administrative Agent, the Collateral Agent the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Collateral Agent the Lenders for any

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

            (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

            (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 8.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

            SECTION 8.5 LIMITATION OF LIABILITY.

            (a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of the Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            SECTION 8.6 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

            SECTION 8.7 SHARING OF PAYMENTS, ETC.

            (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 8.6 (Right of Set-off) or otherwise) of the Term Loan owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 8.3 (Costs and Expenses) or 8.4 (Indemnities) (other than payments pursuant to Sections 2.10 (Special Provisions Governing Eurodollar Rate Loans), 2.11 (Capital Adequacy) or 2.12 (Taxes) or otherwise receives any Collateral or any "Proceeds" (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Sections 2.10 (Special Provisions Governing Eurodollar Rate Loans), 2.11 (Capital Adequacy) or 2.12 (Taxes) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section 8.6 (Right of Set-off))) in excess of its Ratable Portion (but taking into account the effect to any prepayment made to Lenders other than Declining Lenders pursuant to
Section 2.6 (Mandatory Prepayments)) of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their interest in the Term Loan or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

            (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

            (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 8.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 8.8 NOTICES, ETC.

            (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

            (i) if to the Borrower:

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

                            AMKOR TECHNOLOGY, INC.
                            Chandler Office
                            1900 South Price Road
                            Chandler, AZ 85248
                            Attention: Kenneth T. Joyce, Chief Financial Officer Telecopy no: (480) 821 2616
                            E-Mail Address: kjoyc@amkor.com

            (ii) if to any Lender, at its Lending Office specified opposite its name on Schedule II (Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance; and

            (iii) if to the Administrative Agent or the Collateral Agent:

                            CITICORP NORTH AMERICA, INC.
                            390 Greenwich Street
                            New York, New York 10013
                            Attention: Suzanne Crymes, Director
                            Telecopy no: (212) 723 8547
                            E-Mail Address: suzanne.crymes@citigroup.com

                                    with a copy to:

                            WEIL, GOTSHAL & MANGES LLP
                            767 Fifth Avenue,
                            New York, New York  10153-0119
                            Attention: Daniel S. Dokos, Esq.
                            Telecopy no: (212) 310-8007
                            E-Mail Address: daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Collateral Agent, to the other parties and (y) in the case of all other parties, to the Borrower, the Administrative Agent and the Collateral Agent.

            (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails,
(iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the applicable Agent pursuant to Article II (The Facility) or Article VII (The Agents) shall not be effective until received by the Administrative Agent.

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                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

            (c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clause
(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent and the Collateral Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agent and the Collateral Agent) to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent or the Collateral Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

            (d) Public and Non-Public Information. Without imposing any additional obligation on any Agent or Lender, the Borrower agrees that, with respect to any notice, information or other communication provided (pursuant to this Agreement or any other Loan Document) by or on behalf of it or the other Loan Parties to the Administrative Agent or the Collateral Agent which may be furnished to the Lenders from time to time, it shall clearly identify whether such notice, information or other communication contains material non-public information concerning the Borrower, its Affiliates or its or their securities; provided, however, that each Agent and each Lender may assume that, absent such identification, any such notice, information or other communication contains such material non-public information.

            SECTION 8.9 NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.10 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            SECTION 8.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 8.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            SECTION 8.13 WAIVER OF JURY TRIAL. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            SECTION 8.14 MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent, the Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Collateral Agent, the Lenders, or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            SECTION 8.15 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

            SECTION 8.16 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate

                                                    SECOND LIEN CREDIT AGREEMENT
                                                          AMKOR TECHNOLOGY, INC.

counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

            SECTION 8.17 ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

            SECTION 8.18 CONFIDENTIALITY. Each Lender, the Administrative Agent and the Collateral Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's, the Administrative Agent's or the Collateral Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's, the Administrative Agent's, or the Collateral Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender, the Administrative Agent or the Collateral Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to current or prospective assignees and participants of any option described in Section 8.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 8.18. Notwithstanding any other provision in this Agreement, the Borrower hereby agrees that the Borrower (and its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            AMKOR TECHNOLOGY, INC.
                                as Borrower

                            By: /s/ KENNETH JOYCE
                                ________________________________________________
                                Name:  Kenneth Joyce
                                Title: Executive Vice President and
                                       Chief Financial Officer

                            CITICORP NORTH AMERICA, INC.,
                                as Administrative Agent, Collateral Agent and Lender

                            By: /s/ ASGHAR ALI
                                ________________________________________________
                                Name:  Asghar Ali
                                Title: Vice President

                            MERRILL LYNCH PIERCE, FENNER & SMITH INC.,
                                as Syndication Agent

                            By: /s/ ANTHONY J. LAFAIRE
                                ________________________________________________
                                Name:  Anthony J. Lafaire
                                Title: Director

                            JPMORGAN CHASE BANK,
                                as Documentation Agent

                            By: /s/ WILLIAM P. RINDFUSS
                                ________________________________________________
                                Name:  William P. Rindfuss
                                Title: Vice President

                                       i